UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2010

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices) (Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On October 21, 2010, Premiere Global Services, Inc. issued a press release reporting on its financial results for the quarter ended September 30, 2010, which included appendices A and B containing historical pro forma results from continuing operations for the quarters ending September 30, 2009 through September 20, 2010, excluding the PGiSend business, which we sold on that same date. Beginning in the fourth quarter of 2010, PGiSend financial results will be included in discontinued operations, and our continuing operations will reflect only our PGiMeet solutions. Exhibit 99.1 sets forth the same pro forma information previously provided in appendices A and B for the third quarter of 2009 through the third quarter of 2010, as well as historical pro forma results from continuing operations for the first and second quarters of 2009, excluding the PGiSend business. We believe that this additional information will be useful to investors for quarterly comparative purposes.

     In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in Item 2.02 of this report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Pro forma results from continuing operations for the quarters ending March 31, 2009 through September 30, 2010, excluding the PGiSend business.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: November 9, 2010	By:	/s/ David E. Trine

David E. Trine
Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

99.1	Pro forma results from continuing operations for the quarters ending March 31, 2009 through September 30, 2010, excluding the PGiSend business.